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                                                                      Exhibit 23

Consent of Independent Public Accountants


As independent public accountants, we hereby consent to the incorporation by reference of our report, dated January 23, 2001, included in this Annual Report on Form 10-K for the year ended December 31, 2000, into (i) Cinergy Corp.'s previously filed Registration Statement Nos. 33-55267, 33-55291, 33-55293, 33-55713, 33-56067, 33-56089, 33-56091, 33-56093, 33-56095,
333-17531, 333-51484, 333-83461, 333-83467 and 333-94281; (ii) PSI Energy,
Inc.'s previously filed Registration Statement Nos. 33-48612 and 33-57064;
(iii) The Cincinnati Gas & Electric Company's previously filed Registration Statement Nos. 33-45116, 33-52335 and 33-58967; and (iv) The Union Light,
Heat and Power Company's previously filed Registration Statement No. 33-40245.

Arthur Andersen LLP
Cincinnati, Ohio,
February 23, 2001